Exhibit 31.3

CERTIFICATION

I, James R. Weaver, certify that:

1.	I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K of Tier Technologies, Inc.;

2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.	Omitted;

4.	Omitted; and

5.	Omitted.

Dated: January 28, 2005	By:	/s/ JAMES R. WEAVER

James R. Weaver
Chief Executive Officer and
Chairman of the Board
(principal executive officer)